Filed Pursuant to 424(b)(7)
Registration No. 333-253946

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Amount Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common Shares, no par value	29,297	$108.73	$3,185,462.81	$295.29

(1)
Estimated solely for purposes of calculating the registration fee in accordance with Rules 457(c) and 457(r) of the Securities Act of 1933, as amended (the “Securities Act”), and based upon the average of the high and low sales price of a share of the Registrant’s common shares, as reported by the New York Stock Exchange on November 23, 2021.

(2)	Calculated in accordance with Rules 456(b), 457(c) and 457(r) of the Securities Act.

Prospectus Supplement
(To Prospectus dated March 5, 2021)
Common Shares
This prospectus supplement supplements our prospectus dated March 5, 2021 and registers the resale of an aggregate of 29,297 of our common shares issued to Reliant Glycosciences, LLC (the “selling shareholder”) under the Development and License Agreement and the Registration Rights Agreement (each as defined herein) dated July 16, 2021.
We are not selling any of our common shares pursuant to this prospectus supplement, and we will not receive any proceeds from the sale of our common shares offered by this prospectus supplement by the selling shareholder. We have agreed to bear the expenses relating to the registration of the common shares (other than underwriting discounts and commissions and similar selling expenses incurred in connection with the offering of their common shares) in connection with the registration of the common shares that the selling shareholder may offer under this prospectus supplement.
You should read this prospectus supplement in conjunction with the accompanying prospectus. This prospectus supplement is not complete without, and may not be delivered or used except in conjunction with, the prospectus, including any amendments or supplements to it. This prospectus supplement is qualified by reference to the prospectus, except to the extent that the information provided by this prospectus supplement supplements information contained in the prospectus.
Our common shares are listed on the New York Stock Exchange, or NYSE, under the symbol “BHVN.” The last reported sale price of our common shares on November 24, 2021 was $115.55 per common share.
Investing in our common shares involves a high degree of risk. See “Risk Factors” on page 2 of the prospectus and in the documents incorporated by reference into the prospectus before investing in our common shares.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

November 26, 2021

TABLE OF CONTENTS
Prospectus Supplement
Prospectus

Neither we, the selling shareholder nor any underwriters have authorized any other person to provide you with information other than the information contained or incorporated by reference in this prospectus supplement and any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we, the selling shareholder nor any underwriters take any responsibility for, or can provide assurance as to the reliability of, any other information that others may give you. You should assume that the information contained in this prospectus supplement or any free writing prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. We are not making offers to sell the securities described in this prospectus supplement in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement relates to a prospectus, dated March 5, 2021, which is part of a registration statement that we have filed with the SEC using a “shelf” registration process. Under this shelf registration process, a selling shareholder may, from time to time, offer and sell our common shares described in this prospectus supplement and in the accompanying prospectus in one or more offerings. This prospectus supplement may add, update or change information contained in the accompanying prospectus. Please carefully read both this prospectus supplement and the accompanying prospectus in addition to the information described in the section of the prospectus entitled “Where You Can Find Additional Information.”
Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement to “Biohaven,” “the Company,” “we,” “us,” “our,” or similar references mean Biohaven Pharmaceutical Holding Company Ltd. and our subsidiaries, on a consolidated basis.

FORWARD-LOOKING STATEMENTS
Information contained or incorporated by reference in this prospectus may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may”, “will”, “should”, “expects”, “could”, “would”, “target”, “goal”, “intends”, “plans”, “anticipates, “believes”, “estimates”, “predicts”, “potential”, “continue”, or the negative of these terms or other comparable terminology. Forward-looking statements are not guarantees of performance and are based on certain assumptions, discuss future expectations, describe plans and strategies or state other forward-looking information. Any forward-looking statements contained or incorporated by reference in this prospectus supplement involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors that may cause actual results to differ materially from expectations include, among other things, those described under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by law, we assume no obligation to update or revise the forward-looking statements for any reason, even if new information becomes available in the future.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
We are subject to the information reporting requirements of the Securities Exchange Act of 1934 (the “Exchange Act”), and we have filed and will file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information are available on the SEC’s website at http://www.sec.gov. We also maintain a website at www.biohavenpharma.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of, and is not incorporated into, this prospectus supplement.
This prospectus supplement is part of a registration statement that we filed with the SEC and does not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus supplement and the accompanying prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website or our website, as provided above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement. Information in this prospectus supplement supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus supplement. We incorporate by reference into this prospectus supplement the information or documents listed below that we have filed with the SEC (File No. 001-38080):
•our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 1, 2021;
•our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021;
•our Current Reports on Form 8-K filed with the SEC on January 8, 2021, March 15, 2021, March 17, 2021, April 6, 2021, May 11, 2021, June 22, 2021 (Item 5.02 only), July 7, 2021, October 1, 2021, November 9, 2021 and November 12, 2021; and
•the description of our common shares contained in our Registration Statement on Form 8-A filed on May 1, 2017 and any amendments or reports filed with the SEC for the purpose of updating the description.
We are also incorporating by reference any future filings that we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement.
Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” to the SEC pursuant to the Exchange Act shall be incorporated by reference into this prospectus supplement.
We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus supplement, including exhibits to these documents. You should direct any requests for documents either in writing to Biohaven Pharmaceutical Holding Company Ltd., Attn: Corporate Secretary, 215 Church Street, New Haven, Connecticut 06510 or by calling us at (203) 404-0410.
You also may access these filings on our website at www.biohavenpharma.com. We do not incorporate the information on our website into this prospectus supplement and you should not consider any information on, or that can be accessed through, our website as part of this prospectus supplement (other than those filings with the SEC that we specifically incorporate by reference into this prospectus supplement).
Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed modified, superseded or replaced for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement modifies, supersedes or replaces such statement.

RISK FACTORS
An investment in our securities offered by this prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference herein from our Annual Report on Form 10-K for the year ended December 31, 2020 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 and the other information contained in this prospectus supplement, as updated by our subsequent filings under the Exchange Act, before purchasing any of our securities. See “Where You Can Find Additional Information” for information about how to obtain a copy of these documents.

BIOHAVEN PHARMACEUTICAL HOLDING COMPANY LTD.
We are a commercial-stage biopharmaceutical company with a marketed product, NURTEC® ODT (rimegepant), for the acute and preventive treatment of migraine and a portfolio of innovative product candidates targeting neurological diseases, including rare disorders. NURTEC ODT was approved by the U.S. Food and Drug Administration for the acute treatment of migraine on February 27, 2020, and became available by prescription in U.S. pharmacies on March 12, 2020, and was approved for the preventive treatment of episodic migraine on May 27, 2021. NURTEC ODT is the first and only calcitonin gene-related peptide receptor antagonist available in a quick-dissolve orally dissolving tablet formulation that is approved by the FDA for both the acute and preventive treatment of migraine in adults. Our other late-stage product candidates are based on multiple mechanisms — calcitonin gene-related peptide receptor antagonism for the acute and preventive treatment of migraine as well as other pain-related disorders and non-migraine indications; glutamate modulation for obsessive-compulsive disorder, and spinocerebellar ataxia; and myeloperoxidase inhibition for multiple system atrophy and amyotrophic lateral sclerosis — which we believe have the potential to significantly alter existing treatment approaches across a diverse set of neurological indications with high unmet need in both large and orphan indications.
Our principal executive offices are located at 215 Church Street, New Haven, Connecticut 06510. Our main telephone number is 203-404-0410, and our website is www.biohavenpharma.com.

USE OF PROCEEDS
We will not receive any proceeds from the sale of common shares by the selling shareholder. We will pay all of the fees and expenses incurred in connection with the registration of the common shares issued to the selling shareholder. We will not bear any underwriting discounts and selling commissions or similar selling expenses incurred in connection with the offering of the common shares by the selling shareholder.

DESCRIPTION OF SHARE CAPITAL
The following descriptions are summaries of the material terms of our amended memorandum and articles of association. Reference is made to the more detailed provisions of, and the descriptions are qualified in their entirety by reference to, the memorandum and articles of association. Please note that this summary is not intended to be exhaustive. For further information, please refer to the full version of our memorandum and articles of association, which is included as an exhibit to the registration statement of which the accompanying prospectus is part.
General
We are a company incorporated in the British Virgin Islands on September 25, 2013, and our affairs are governed by the provisions of our memorandum of association and articles of association, as amended and restated from time to time, and by the provisions of applicable British Virgin Islands law.
Authorized Share Capital
Our memorandum and articles of association authorize us to issue up to 210,000,000 shares, divided into four classes as follows: 200,000,000 common shares, no par value, 3,992 Series A preferred shares, no par value (the “Series A Preferred Shares”), 3,992 Series B preferred shares, no par value (the “Series B Preferred Shares”), and 9,992,016 preferred shares, no par value. Our board of directors may establish the rights and preferences of the preferred shares from time to time. As of November 5, 2021, there were 65,501,261 common shares issued and outstanding, held of record by 63 shareholders, 2,027 Series A Preferred Shares issued and outstanding, held of record by a single shareholder, RPI Finance Trust (“RPI”), 1,053 Series B Preferred Shares issued and outstanding, held of record by a single shareholder, RPI 2019 Intermediate Finance Trust ("RPI 2019"), and no undesignated preferred shares issued and outstanding.
Common Shares
Holders of common shares are entitled to cast one vote for each share on all matters submitted to a vote of shareholders, including the election of directors.
Holders of common shares are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of funds legally available therefor, subject to the preferential rights in respect of the Series A Preferred Shares, the Series B Preferred Shares or any other preferred shares. Holders of common shares do not have any preemptive or other rights to subscribe for additional shares pursuant to our memorandum and articles of association.
All holders of common shares are entitled to share ratably in any assets for distribution to shareholders upon the liquidation, dissolution or winding up of the company, subject to the preferential rights in respect of any preferred shares.
The memorandum and articles of association permit the board of directors to authorize the redemption, purchase or other acquisition of the common shares. All outstanding common shares are fully paid and nonassessable.
Holders of common shares have no conversion or subscription rights and there are no redemption or sinking fund provisions applicable to the common shares. The rights, preferences and privileges of the holders of common shares are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred shares that we may designate in the future.
Preferred Shares
Our board of directors has the authority, without further action by our common shareholders, but subject to certain matters reserved to the holders of the Series A Preferred Shares and the Series B Preferred Shares, to issue up to 9,992,016 preferred shares in one or more other series, to establish from time to time the number of shares to be included in each such series, to fix the rights, preferences and privileges of the shares of each wholly unissued series and any qualifications, limitations or restrictions thereon, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding.

Our board of directors may authorize the issuance of preferred shares with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common shares. The issuance of preferred shares, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of us and may adversely affect the market price of our common shares and the voting and other rights of the holders of our common shares. It is not possible to state the actual effect of the issuance of any preferred shares on the rights of holders of common shares until the board of directors determines the specific rights attached to the preferred shares.
Series A Preferred Shares
In April 2019, we sold 2,495 Series A Preferred Shares to RPI at a price of $50,100 per preferred share pursuant to a Series A preferred share purchase agreement (the “Preferred Share Agreement”). The gross proceeds from the transaction were $125 million, with $105 million of the proceeds used to purchase a priority review voucher issued by the United States Secretary of Health and Human Services to potentially expedite the regulatory review of the new drug application (“NDA”) for the orally dissolving tablet (“ODT”) formulation of rimegepant and the remainder of the proceeds to be used for other general corporate purposes.
Series B Preferred Shares
In August 2020, we entered into Series B preferred share agreement with RPI 2019, pursuant to which RPI 2019 will invest in the Company through the purchase of up to 3,992 Series B Preferred Shares at a price of $50,100 per share. The gross proceeds from the transaction with RPI 2019 will be used for the clinical development of zavegepant and other general corporate purposes. The Series B Preferred Shares are being issued in quarterly increments from March 31, 2021 to December 31, 2024. As of November 5, 2021, we had 1,053 Series B Preferred Shares issued and outstanding.
Mergers and Similar Arrangements
Under the laws of the British Virgin Islands, or the BVI, two or more companies may merge or consolidate in accordance with Section 170 of the BVI Business Companies Act, or the BVI Act. A merger means the merging of two or more constituent companies into one of the constituent companies and a consolidation means the uniting of two or more constituent companies into a new company. In order to merge or consolidate, the directors of each constituent company must approve a written plan of merger or consolidation, which must be authorized by a resolution of shareholders.
While a director may vote on the plan of merger or consolidation even if he has a financial interest in the plan, the interested director must disclose the interest to all other directors of the company promptly upon becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the company.
A transaction entered into by our company in respect of which a director is interested (including a merger or consolidation) is voidable by us unless the director’s interest was (a) disclosed to the board prior to the transaction or (b) the transaction is (i) between the director and the company and (ii) the transaction is in the ordinary course of the company’s business and on usual terms and conditions.
Notwithstanding the above, a transaction entered into by the company is not voidable if the material facts of the interest are known to the shareholders and they approve or ratify it or the company received fair value for the transaction.
Shareholders not otherwise entitled to vote on the merger or consolidation may still acquire the right to vote if the plan of merger or consolidation contains any provision which, if proposed as an amendment to our memorandum and articles of association, would entitle them to vote as a class or series on the proposed amendment. In any event, all shareholders must be given a copy of the plan of merger or consolidation irrespective of whether they are entitled to vote at the meeting to approve the plan of merger or consolidation.
The shareholders of the constituent companies are not required to receive shares of the surviving or consolidated company but may receive debt obligations or other securities of the surviving or consolidated company, other assets, or a combination thereof. Further, some or all of the shares of a class or series may be converted into a kind of asset while the other shares of the same class or series may receive a different kind of asset. As such, not all the shares of a class or series must receive the same kind of consideration.

After the plan of merger or consolidation has been approved by the directors and authorized by a resolution of the shareholders, articles of merger or consolidation are executed by each company and filed with the Registrar of Corporate Affairs in the BVI.
A shareholder may dissent from a mandatory redemption of his shares, an arrangement (if permitted by the court), a merger (unless the shareholder was a shareholder of the surviving company prior to the merger and continues to hold the same or similar shares after the merger) or a consolidation. A shareholder properly exercising his dissent rights is entitled to a cash payment equal to the fair value of his shares.
A shareholder dissenting from a merger or consolidation must object in writing to the merger or consolidation before the vote by the shareholders on the merger or consolidation, unless notice of the meeting was not given to the shareholder. If the merger or consolidation is approved by the shareholders, the company must give notice of this fact to each shareholder within 20 days who gave written objection. These shareholders then have 20 days to give to the company their written election in the form specified by the BVI Act to dissent from the merger or consolidation, provided that in the case of a merger, the 20 days starts when the plan of merger is delivered to the shareholder.
Upon giving notice of his election to dissent, a shareholder ceases to have any shareholder rights except the right to be paid the fair value of his shares. As such, the merger or consolidation may proceed in the ordinary course notwithstanding his dissent.
Within seven days of the later of the delivery of the notice of election to dissent and the effective date of the merger or consolidation, the company must make a written offer to each dissenting shareholder to purchase his shares at a specified price per share that the company determines to be the fair value of the shares. The company and the shareholder then have 30 days to agree upon the price. If the company and a shareholder fail to agree on the price within the 30 days, then the company and the shareholder shall, within 20 days immediately following the expiration of the 30‑day period, each designate an appraiser and these two appraisers shall designate a third appraiser. These three appraisers shall fix the fair value of the shares as of the close of business on the day prior to the shareholders’ approval of the transaction without taking into account any change in value as a result of the transaction.
Our memorandum and articles of association include protections for the Series A Preferred Shareholders and the Series B Preferred Shareholders in the event that we wish to enter into a merger or consolidation which adversely affects the Series A Preferred Shares or the Series B Preferred Shareholder, as applicable.
Shareholders’ Suits
There are both statutory and common law remedies available to our shareholders as a matter of BVI law. These are summarized below:
Prejudiced Members
A shareholder who considers that the affairs of the company have been, are being, or are likely to be, conducted in a manner that is, or any act or acts of the company have been, or are, likely to be oppressive, unfairly discriminatory or unfairly prejudicial to him in that capacity, can apply to the court under Section 184I of the BVI Act, among other things, for an order that his shares be acquired, that he be provided compensation, that the court regulate the future conduct of the company, or that any decision of the company which contravenes the BVI Act or our memorandum and articles of association be set aside.
Derivative Actions
Section 184C of the BVI Act provides that a shareholder of a company may, with the leave of the court, bring an action in the name of the company to redress any wrong done to it.
Just and Equitable Winding Up
In addition to the statutory remedies outlined above, shareholders can also petition for the winding up of a company on the grounds that it is just and equitable for the court to so order. Save in exceptional circumstances, this remedy is only available where the company has been operated as a quasi partnership and trust and confidence between the partners has broken down.
Indemnification of Directors and Executive Officers and Limitation of Liability
Under our memorandum and articles of association, we indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings for any person who:
•is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was our director; or
•is or was, at our request, serving as a director or officer of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.
These indemnities only apply if the person acted honestly and in good faith with a view to our best interests and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Anti-takeover Provisions in Our Memorandum and Articles of Association
Some provisions of our memorandum and articles of association may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable. Yet, under BVI law, our directors may only exercise the rights and powers granted to them under our memorandum and articles of association, as they believe in good faith to be in the best interests of our company and in accordance with directors’ duties under BVI law, which are summarized below.
Directors’ Fiduciary Duties
Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction and that the transaction was of fair value to the corporation.
Under BVI law, our directors owe the company certain statutory and fiduciary duties including, among others, a duty to act honestly, in good faith, for a proper purpose and with a view to what the directors believe to be in the best interests of the company. Our directors are also required, when exercising powers or performing duties as a director, to exercise the care, diligence and skill that a reasonable director would exercise in comparable circumstances, taking into account without limitation, the nature of the company, the nature of the decision and the position of the director and the nature of the responsibilities undertaken. In the exercise of their powers, our directors must ensure neither they nor the company acts in a manner which contravenes the BVI Act or our memorandum and articles of association. A shareholder has the right to seek damages for breaches of duties owed to us by our directors in addition to other relief.

Shareholder Action by Written Consent
Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. BVI law allows for the same election to be made and we have eliminated the option for a written consent of our shareholders under our memorandum and articles of association (except for any class consent of the Series A Preferred Shares or the Series B Preferred Shares).
Shareholder Proposals
Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings. Our memorandum and articles of association allow our shareholders holding not less than 10% of the votes of the outstanding voting shares to requisition a shareholders’ meeting. We are not obliged by law to call shareholders’ annual general meetings, but our memorandum and articles of association provide that at least one meeting of shareholders must be held each year and our memorandum and articles of association do permit the chairman of the board of directors, the chief executive officer or a majority of the directors acting by resolution to call such meeting. The location of any shareholders’ meeting can be determined by the board of directors and can be held anywhere in the world.
Cumulative Voting
Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under BVI law, our memorandum and articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.
Removal of Directors
Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our memorandum and articles of association, directors can be removed from office, with cause, by a resolution of shareholders passed by sixty six and two-thirds percent (66 2/3%) of the then outstanding common shares entitled to vote generally at a meeting for the election of directors at a meeting called for the purpose of removing the director or for purposes including the removal of the director.
Transactions with Interested Shareholders
The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or group who or which owns or owned 15% or more of the target’s outstanding voting shares within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware public corporation to negotiate the terms of any acquisition transaction with the target’s board of directors. BVI law has no comparable statute. However, our memorandum and articles of association includes protections related to transactions with interested shareholders.
Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under the BVI Act and our memorandum and articles of association, we may appoint a voluntary liquidator by a resolution of the shareholders or by resolution of directors.
Variation of Rights of Shares
Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our memorandum and articles of association, subject to certain exceptions, the rights of any class or series of shares may be varied with the consent in writing of all the holders of the issued shares of such class or series or by resolution passed by a majority of the votes cast at a separate meeting of the holders of the shares of the class or series.
Amendment of Governing Documents
Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by BVI, subject to certain amendments which would require the consent of the Series A Preferred Shares or the Series B Preferred Shares, as applicable, our memorandum and articles of association may be amended by a resolution of shareholders passed by the holders of at least seventy-five percent (75%) of the then-outstanding shares and by a resolution of directors, subject to certain statutory restrictions. Any amendment is effective from the date it is registered at the Registry of Corporate Affairs in the BVI.
Transfer Agent and Registrar
The transfer agent and registrar for our common shares is American Stock Transfer & Trust Company, LLC. The transfer agent’s address is 6201 15th Avenue, Brooklyn, NY 11219.
Stock Exchange Listing
Our common shares are listed on the New York Stock Exchange under the trading symbol “BHVN.”

SELLING SHAREHOLDERS
The section entitled “Selling Shareholders” in the prospectus is hereby supplemented as follows.

This prospectus supplement registers the resale of an aggregate of 29,297 of our common shares issued to Reliant Glycosciences, LLC pursuant to the Development and License Agreement (the “Development and License Agreement”) and Registration Rights Agreement (the “Registration Rights Agreement”), each dated as of July 16, 2021, between the Company and Reliant Glycosciences, LLC. As consideration under the Development and License Agreement, we issued 29,297 of our common shares to Reliant Glycosciences, LLC in July 2021.

The selling shareholder may from time to time offer and sell pursuant to this prospectus supplement and the accompanying prospectus any or all of the common shares that have been issued to it.

The table below sets forth the name of the selling shareholder, the number of common shares beneficially owned by the selling shareholder and the number of common shares that may be offered pursuant to this prospectus supplement and the accompanying prospectus. The information set forth below is based on information provided by or on behalf of the selling shareholder prior to the date hereof. Information concerning the selling shareholder may change from time to time.

The amounts and percentages of common shares beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power, which includes the power to vote or direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. Under these rules, more than one person may be deemed beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Except as otherwise indicated in the footnotes below, each of the beneficial owners has, to our knowledge, sole voting and investment power with respect to the indicated common shares.

Name	Number of shares beneficially owned and offered hereby	Percent of shares beneficially owned and offered hereby	Number of shares offered	Number of shares beneficially owned after completion of the offering	Percent of shares beneficially owned after completion of the offering(1)
Reliant Glycosciences, LLC(2)	29,297	*	29,297	—	—%
* Represents less than 1% of outstanding common shares.
(1)    Represents the amount of common shares that will be held by the selling shareholder after completion of all offerings pursuant to this prospectus supplement and accompanying prospectus based on the assumptions that (a) all common shares registered for sale by the registration statement of which this prospectus supplement and accompanying prospectus forms a part will be sold and (b) that no other common shares are acquired or sold by the selling shareholder prior to completion of such offerings. However, the selling shareholder may sell all, some or none of the common shares offered pursuant to this prospectus supplement and accompanying prospectus and may sell some or all of its common shares pursuant to an exemption from the registration provisions of the Securities Act. Percentages based on 65,501,261 common shares outstanding as of November 5, 2021.
(2)    Matthew B. Renfrow and William Placzek have voting and investment control over the common shares held by Reliant Glycosciences, LLC.

VALIDITY OF SECURITIES
The validity of the securities in respect of which this prospectus supplement is being delivered and certain other matters of British Virgin Islands law will be passed upon for us by Maples and Calder, our special British Virgin Islands counsel.

PROSPECTUS
Common Shares
This prospectus registers the resale of an aggregate of 115,836 common shares issued to the stockholders of Kleo Pharmaceuticals, Inc. under the Kleo Agreement (as defined herein) dated January 1, 2021. In addition, selling shareholders to be named in prospectus supplement(s) to be provided in the future may offer an indeterminable amount of common shares. The selling shareholders may offer common shares from time to time in amounts, at prices and on terms that will be determined at the time of the applicable offering. Information about any selling shareholder and its resale of shares of common stock, including the relationship between such selling shareholder and us and the amounts, prices and other terms of the applicable offering, will be included in the applicable prospectus supplement, if required.
We will not receive any of the proceeds from the selling shareholders’ sale of their common shares. We have agreed to bear the expenses relating to the registration of the common shares (other than underwriting discounts and commissions and similar selling expenses incurred in connection with the offering of their common shares and in connection with the registration of the common shares that the selling shareholders may offer under this prospectus.
The specific plan of distribution for any securities to be offered will also be provided in a prospectus supplement, if required. Prospectus supplements may also add, update or change information in this prospectus. You should read this prospectus and the applicable prospectus supplement, together with additional information described under “Where You Can Find Additional Information,” carefully before you invest in our securities.
Our common shares are listed on the New York Stock Exchange, or NYSE, under the symbol “BHVN.”

Investing in any of our securities involves a high degree of risk. Please read carefully the section entitled “Risk Factors” on page 2 of this prospectus, the “Risk Factors” section contained in the applicable prospectus supplement and the information included and incorporated by reference in this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 5, 2021

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus or any accompanying prospectus supplement. This prospectus and any accompanying prospectus supplement together are an offer to sell only the securities offered hereby and thereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus and any accompanying prospectus supplement is current only as of its date.

Neither we, any selling shareholders nor any underwriters have authorized any other person to provide you with information other than the information contained or incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we, any selling shareholders nor any underwriters take any responsibility for, or can provide assurance as to the reliability of, any other information that others may give you. You should assume that the information contained in this prospectus, any prospectus supplement or any free writing prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. We are not making offers to sell the securities described in this prospectus in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

ABOUT THIS PROSPECTUS
This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. As permitted under the rules of the SEC, this prospectus incorporates important business information about Biohaven Pharmaceutical Holding Company Ltd. that is contained in documents that we file with the SEC, but that is not included in or delivered with this prospectus. You may obtain copies of these documents, without charge, from the web site maintained by the SEC at www.sec.gov, as well as other sources. See “Where You Can Find Additional Information.” Before purchasing any securities, you should carefully read both this prospectus and any prospectus supplement, together with the additional information described under the headings “Where You Can Find Additional Information” and “Information We Incorporate by Reference.”
Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “Biohaven,” “we,” “us,” “our” or similar references mean Biohaven Pharmaceutical Holding Company Ltd.

FORWARD-LOOKING STATEMENTS
Information contained or incorporated by reference in this prospectus may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may”, “will”, “should”, “expects”, “could”, “would”, “target”, “goal”, “intends”, “plans”, “anticipates, “believes”, “estimates”, “predicts”, “potential”, “continue”, or the negative of these terms or other comparable terminology. Forward-looking statements are not guarantees of performance and are based on certain assumptions, discuss future expectations, describe plans and strategies or state other forward-looking information. Any forward-looking statements contained or incorporated by reference in this prospectus involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors that may cause actual results to differ materially from expectations include, among other things, those described under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by law, we assume no obligation to update or revise the forward-looking statements for any reason, even if new information becomes available in the future.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
We are subject to the information reporting requirements of the Securities Exchange Act of 1934 (the “Exchange Act”), and we have filed and will file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information are available on the SEC’s website at http://www.sec.gov. We also maintain a website at www.biohavenpharma.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of, and is not incorporated into, this prospectus.
This prospectus is part of a registration statement that we filed with the SEC and does not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus and any accompanying prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website or our website, as provided above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus. We incorporate by reference into this prospectus the information or documents listed below that we have filed with the SEC (File No. 001-38080):
•our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 1, 2021;
•our definitive Proxy Statement on Schedule 14A for the 2020 Annual Meeting of Shareholders, filed on March 20, 2020 (solely to the extent incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019);
•our Current Report on Form 8-K filed with the SEC on January 8, 2021; and
•the description of our common shares contained in our Registration Statement on Form 8-A filed on May 1, 2017 and any amendments or reports filed with the SEC for the purpose of updating the description.
We are also incorporating by reference any future filings that we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus.
Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” to the SEC pursuant to the Exchange Act shall be incorporated by reference into this prospectus.
We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, including exhibits to these documents. You should direct any requests for documents either in writing to Biohaven Pharmaceutical Holding Company Ltd., Attn: Corporate Secretary, 215 Church Street, New Haven, Connecticut 06510 or by calling us at (203) 404-0410.
You also may access these filings on our website at www.biohavenpharma.com. We do not incorporate the information on our website into this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus).
Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.

RISK FACTORS
An investment in our securities offered by this prospectus involves risks. You should carefully consider the risk factors incorporated by reference herein from our Annual Report on Form 10-K for the year ended December 31, 2020 and the other information contained in this prospectus, as updated by our subsequent filings under the Exchange Act, before purchasing any of our securities. See “Where You Can Find Additional Information” for information about how to obtain a copy of these documents. You should also carefully consider the risks and other information that may be contained in, or incorporated by reference into, any prospectus supplement relating to a specific offering of securities.

BIOHAVEN PHARMACEUTICAL HOLDING COMPANY LTD.
We are a biopharmaceutical company with a portfolio of innovative product candidates to improve the lives of patients with debilitating neurological and neuropsychiatric diseases, including some rare disorders. Our neuroinnovation portfolio includes FDA-approved NURTEC™ ODT (rimegepant) for the acute treatment of migraine and a broad pipeline of late-stage product candidates across three distinct mechanistic platforms — calcitonin gene-related peptide receptor antagonism for the acute and preventive treatment of migraine as well as other pain-related disorders and non-migraine indications; glutamate modulation for obsessive-compulsive disorder, and spinocerebellar ataxia; and myeloperoxidase inhibition for multiple system atrophy and amyotrophic lateral sclerosis — which we believe have the potential to significantly alter existing treatment approaches across a diverse set of neurological indications with high unmet need in both large and orphan indications.
Our principal executive offices are located at 215 Church Street, New Haven, Connecticut 06510. Our main telephone number is 203-404-0410, and our website is www.biohavenpharma.com.

USE OF PROCEEDS
We will not receive any proceeds from the sale of common shares by any selling shareholder. We will pay all of the fees and expenses incurred in connection with the registration of the common shares and, in certain cases, will pay reasonable fees of a single counsel for certain of the selling shareholders up to an aggregate of $10,000. We will not bear any underwriting discounts and selling commissions or similar selling expenses incurred in connection with the offering of the common shares by the selling shareholders.

DESCRIPTION OF SHARE CAPITAL
The following descriptions are summaries of the material terms of our amended memorandum and articles of association. Reference is made to the more detailed provisions of, and the descriptions are qualified in their entirety by reference to, the memorandum and articles of association. Please note that this summary is not intended to be exhaustive. For further information, please refer to the full version of our memorandum and articles of association, which is included as an exhibit to the registration statement of which this prospectus is part.
General
We are a company incorporated in the British Virgin Islands on September 25, 2013, and our affairs are governed by the provisions of our memorandum of association and articles of association, as amended and restated from time to time, and by the provisions of applicable British Virgin Islands law.
Authorized Share Capital
Our memorandum and articles of association authorize us to issue up to 210,000,000 shares, divided into four classes as follows: 200,000,000 common shares, no par value, 3,992 Series A preferred shares, no par value (the “Series A Preferred Shares”), 3,992 Series B preferred shares, no par value (the “Series B Preferred Shares”), and 9,992,016 preferred shares, no par value. Our board of directors may establish the rights and preferences of the preferred shares from time to time. As of March 1, 2021, there were 61,918,940 common shares issued and outstanding, held of record by 99 shareholders, 2,495 Series A Preferred Shares issued and outstanding, held of record by a single shareholder, RPI Finance Trust (“RPI”), no Series B Preferred Shares issued and outstanding and no undesignated preferred shares issued and outstanding.
Common Shares
Holders of common shares are entitled to cast one vote for each share on all matters submitted to a vote of shareholders, including the election of directors.
Holders of common shares are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of funds legally available therefor, subject to the preferential rights in respect of the Series A Preferred Shares, the Series B Preferred Shares or any other preferred shares. Holders of common shares do not have any preemptive or other rights to subscribe for additional shares pursuant to our memorandum and articles of association.
All holders of common shares are entitled to share ratably in any assets for distribution to shareholders upon the liquidation, dissolution or winding up of the company, subject to the preferential rights in respect of any preferred shares.
The memorandum and articles of association permit the board of directors to authorize the redemption, purchase or other acquisition of the common shares. All outstanding common shares are fully paid and nonassessable.
Holders of common shares have no conversion or subscription rights and there are no redemption or sinking fund provisions applicable to the common shares. The rights, preferences and privileges of the holders of common shares are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred shares that we may designate in the future.
Preferred Shares
Our board of directors has the authority, without further action by our common shareholders, but subject to certain matters reserved to the holders of the Series A Preferred Shares and the Series B Preferred Shares, to issue up to 9,992,016 preferred shares in one or more other series, to establish from time to time the number of shares to be included in each such series, to fix the rights, preferences and privileges of the shares of each wholly unissued series and any qualifications, limitations or restrictions thereon, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding.
Our board of directors may authorize the issuance of preferred shares with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common shares. The issuance of preferred shares, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of us and may adversely affect the market price of our common shares and the voting and other rights of the holders of our common shares. It is not possible to state the actual effect of the issuance of any preferred shares on the rights of holders of common shares until the board of directors determines the specific rights attached to the preferred shares.
Series A Preferred Shares
In April 2019, we sold 2,495 Series A Preferred Shares to RPI at a price of $50,100 per preferred share pursuant to a Series A preferred share purchase agreement (the “Preferred Share Agreement”). The gross proceeds from the transaction were $125 million, with $105 million of the proceeds used to purchase a priority review voucher issued by the United States Secretary of Health and Human Services to potentially expedite the regulatory review of the new drug application (“NDA”) for the orally dissolving tablet (“ODT”) formulation of rimegepant and the remainder of the proceeds to be used for other general corporate purposes.
Series B Preferred Shares
In August 2020, we entered into Series B preferred share agreement with RPI, pursuant to which RPI will invest in the Company through the purchase of up to 3,992 Series B Preferred Shares at a price of $50,100 per share. The gross proceeds from the transaction with RPI will be used for the clinical development of zavegepant and other general corporate purposes. The Series B Preferred Shares will be issued in quarterly increments from March 31, 2021 to December 31, 2024.
Mergers and Similar Arrangements
Under the laws of the British Virgin Islands, or the BVI, two or more companies may merge or consolidate in accordance with Section 170 of the BVI Business Companies Act, or the BVI Act. A merger means the merging of two or more constituent companies into one of the constituent companies and a consolidation means the uniting of two or more constituent companies into a new company. In order to merge or consolidate, the directors of each constituent company must approve a written plan of merger or consolidation, which must be authorized by a resolution of shareholders.
While a director may vote on the plan of merger or consolidation even if he has a financial interest in the plan, the interested director must disclose the interest to all other directors of the company promptly upon becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the company.
A transaction entered into by our company in respect of which a director is interested (including a merger or consolidation) is voidable by us unless the director’s interest was (a) disclosed to the board prior to the transaction or (b) the transaction is (i) between the director and the company and (ii) the transaction is in the ordinary course of the company’s business and on usual terms and conditions.
Notwithstanding the above, a transaction entered into by the company is not voidable if the material facts of the interest are known to the shareholders and they approve or ratify it or the company received fair value for the transaction.
Shareholders not otherwise entitled to vote on the merger or consolidation may still acquire the right to vote if the plan of merger or consolidation contains any provision which, if proposed as an amendment to our memorandum and articles of association, would entitle them to vote as a class or series on the proposed amendment. In any event, all shareholders must be given a copy of the plan of merger or consolidation irrespective of whether they are entitled to vote at the meeting to approve the plan of merger or consolidation.
The shareholders of the constituent companies are not required to receive shares of the surviving or consolidated company but may receive debt obligations or other securities of the surviving or consolidated company, other assets, or a combination thereof. Further, some or all of the shares of a class or series may be converted into a kind of asset while the other shares of the same class or series may receive a different kind of asset. As such, not all the shares of a class or series must receive the same kind of consideration.

After the plan of merger or consolidation has been approved by the directors and authorized by a resolution of the shareholders, articles of merger or consolidation are executed by each company and filed with the Registrar of Corporate Affairs in the BVI.
A shareholder may dissent from a mandatory redemption of his shares, an arrangement (if permitted by the court), a merger (unless the shareholder was a shareholder of the surviving company prior to the merger and continues to hold the same or similar shares after the merger) or a consolidation. A shareholder properly exercising his dissent rights is entitled to a cash payment equal to the fair value of his shares.
A shareholder dissenting from a merger or consolidation must object in writing to the merger or consolidation before the vote by the shareholders on the merger or consolidation, unless notice of the meeting was not given to the shareholder. If the merger or consolidation is approved by the shareholders, the company must give notice of this fact to each shareholder within 20 days who gave written objection. These shareholders then have 20 days to give to the company their written election in the form specified by the BVI Act to dissent from the merger or consolidation, provided that in the case of a merger, the 20 days starts when the plan of merger is delivered to the shareholder.
Upon giving notice of his election to dissent, a shareholder ceases to have any shareholder rights except the right to be paid the fair value of his shares. As such, the merger or consolidation may proceed in the ordinary course notwithstanding his dissent.
Within seven days of the later of the delivery of the notice of election to dissent and the effective date of the merger or consolidation, the company must make a written offer to each dissenting shareholder to purchase his shares at a specified price per share that the company determines to be the fair value of the shares. The company and the shareholder then have 30 days to agree upon the price. If the company and a shareholder fail to agree on the price within the 30 days, then the company and the shareholder shall, within 20 days immediately following the expiration of the 30-day period, each designate an appraiser and these two appraisers shall designate a third appraiser. These three appraisers shall fix the fair value of the shares as of the close of business on the day prior to the shareholders’ approval of the transaction without taking into account any change in value as a result of the transaction.
Our memorandum and articles of association include protections for the Series A Preferred Shareholders and the Series B Preferred Shareholders in the event that we wish to enter into a merger or consolidation which adversely affects the Series A Preferred Shares or the Series B Preferred Shareholder, as applicable.
Shareholders’ Suits
There are both statutory and common law remedies available to our shareholders as a matter of BVI law. These are summarized below:
Prejudiced Members
A shareholder who considers that the affairs of the company have been, are being, or are likely to be, conducted in a manner that is, or any act or acts of the company have been, or are, likely to be oppressive, unfairly discriminatory or unfairly prejudicial to him in that capacity, can apply to the court under Section 184I of the BVI Act, among other things, for an order that his shares be acquired, that he be provided compensation, that the court regulate the future conduct of the company, or that any decision of the company which contravenes the BVI Act or our memorandum and articles of association be set aside.
Derivative Actions
Section 184C of the BVI Act provides that a shareholder of a company may, with the leave of the court, bring an action in the name of the company to redress any wrong done to it.
Just and Equitable Winding Up
In addition to the statutory remedies outlined above, shareholders can also petition for the winding up of a company on the grounds that it is just and equitable for the court to so order. Save in exceptional circumstances, this remedy is only available where the company has been operated as a quasi partnership and trust and confidence between the partners has broken down.
Indemnification of Directors and Executive Officers and Limitation of Liability
Under our memorandum and articles of association, we indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings for any person who:
•is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was our director; or
•is or was, at our request, serving as a director or officer of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.
These indemnities only apply if the person acted honestly and in good faith with a view to our best interests and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Anti-takeover Provisions in Our Memorandum and Articles of Association
Some provisions of our memorandum and articles of association may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable. Yet, under BVI law, our directors may only exercise the rights and powers granted to them under our memorandum and articles of association, as they believe in good faith to be in the best interests of our company and in accordance with directors’ duties under BVI law, which are summarized below.
Directors’ Fiduciary Duties
Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction and that the transaction was of fair value to the corporation.
Under BVI law, our directors owe the company certain statutory and fiduciary duties including, among others, a duty to act honestly, in good faith, for a proper purpose and with a view to what the directors believe to be in the best interests of the company. Our directors are also required, when exercising powers or performing duties as a director, to exercise the care, diligence and skill that a reasonable director would exercise in comparable circumstances, taking into account without limitation, the nature of the company, the nature of the decision and the position of the director and the nature of the responsibilities undertaken. In the exercise of their powers, our directors must ensure neither they nor the company acts in a manner which contravenes the BVI Act or our memorandum and articles of association. A shareholder has the right to seek damages for breaches of duties owed to us by our directors in addition to other relief.

Shareholder Action by Written Consent
Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. BVI law allows for the same election to be made and we have eliminated the option for a written consent of our shareholders under our memorandum and articles of association (except for any class consent of the Series A Preferred Shares or the Series B Preferred Shares).
Shareholder Proposals
Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings. Our memorandum and articles of association allow our shareholders holding not less than 10% of the votes of the outstanding voting shares to requisition a shareholders’ meeting. We are not obliged by law to call shareholders’ annual general meetings, but our memorandum and articles of association provide that at least one meeting of shareholders must be held each year and our memorandum and articles of association do permit the chairman of the board of directors, the chief executive officer or a majority of the directors acting by resolution to call such meeting. The location of any shareholders’ meeting can be determined by the board of directors and can be held anywhere in the world.
Cumulative Voting
Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under BVI law, our memorandum and articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.
Removal of Directors
Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our memorandum and articles of association, directors can be removed from office, with cause, by a resolution of shareholders passed by sixty six and two-thirds percent (66 2/3%) of the then outstanding common shares entitled to vote generally at a meeting for the election of directors at a meeting called for the purpose of removing the director or for purposes including the removal of the director.
Transactions with Interested Shareholders
The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or group who or which owns or owned 15% or more of the target’s outstanding voting shares within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware public corporation to negotiate the terms of any acquisition transaction with the target’s board of directors. BVI law has no comparable statute. However, our memorandum and articles of association includes protections related to transactions with interested shareholders.

Dissolution; Winding Up
Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under the BVI Act and our memorandum and articles of association, we may appoint a voluntary liquidator by a resolution of the shareholders or by resolution of directors.
Variation of Rights of Shares
Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our memorandum and articles of association, subject to certain exceptions, the rights of any class or series of shares may be varied with the consent in writing of all the holders of the issued shares of such class or series or by resolution passed by a majority of the votes cast at a separate meeting of the holders of the shares of the class or series.
Amendment of Governing Documents
Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by BVI, subject to certain amendments which would require the consent of the Series A Preferred Shares or the Series B Preferred Shares, as applicable, our memorandum and articles of association may be amended by a resolution of shareholders passed by the holders of at least seventy-five percent (75%) of the then-outstanding shares and by a resolution of directors, subject to certain statutory restrictions. Any amendment is effective from the date it is registered at the Registry of Corporate Affairs in the BVI.
Transfer Agent and Registrar
The transfer agent and registrar for our common shares is American Stock Transfer & Trust Company, LLC. The transfer agent’s address is 6201 15th Avenue, Brooklyn, NY 11219.
Stock Exchange Listing
Our common shares are listed on the New York Stock Exchange under the trading symbol “BHVN.”

SELLING SHAREHOLDERS
This prospectus registers the resale of an aggregate of 115,836 common shares issued to various stockholders of Kleo Pharmaceuticals, Inc. at various dates in January, February and March 2021 as consideration under an Agreement and Plan of Merger (the “Kleo Agreement”) that we entered into with Biohaven Therapeutics Ltd., Kleo Acquisition, Inc., Kleo Pharmaceuticals, Inc. and Shareholder Representative Services LLC on January 1, 2021.

The selling shareholders identified in the table below and any selling shareholder identified in prospectus supplement(s) to this prospectus may from time to time offer and sell pursuant to this prospectus any or all of the common shares that have been issued to them.

The table below sets forth the name of each selling shareholder, the number of common shares beneficially owned by each such selling shareholder and the number of common shares that may be offered pursuant to this prospectus. The information set forth below is based on information provided by or on behalf of the selling shareholders prior to the date hereof. Information concerning the selling shareholders may change from time to time.

The amounts and percentages of common shares beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power, which includes the power to vote or direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. Under these rules, more than one person may be deemed beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Except as otherwise indicated in the footnotes below, each of the beneficial owners has, to our knowledge, sole voting and investment power with respect to the indicated common shares.

Name	Number of shares beneficially owned and offered hereby	Percent of shares beneficially owned and offered hereby	Number of shares offered	Number of shares beneficially owned after completion of the offering	Percent of shares beneficially owned after completion of the offering(1)
John W. Childs(2)	3,016,844	4.9%	5,706	3,011,138	4.9%
David Adam Spiegel	49,458	*	41,908	7,550	*
PeptiDream, Inc.(3)	19,019	*	19,019	—	—%
Yale University(4)	17,222	*	5,554	11,668	*
The David A. Spiegel Family Trust - 2016(5)	9,377	*	9,377	—	—%
Geoff Macdonald	6,693	*	6,693	—	—%
Connecticut Innovations, Inc.(6)	6,089	*	6,089	—	—%
Kura Capital Trust(7)	6,089	*	6,089	—	—%
Thomas Jenkins	3,045	*	3,045	—	—%
Roy Prieb	2,852	*	2,852	—	—%
Brian K. Heywood	1,902	*	1,902	—	—%
Michael King	1,427	*	1,427	—	—%
Jerome Shapiro LLC(8)	1,259	*	1,259	—	—%
Louis Alfred Marotti, Jr.(9)	670	*	670	—	—%
David Nelson Jacobson	666	*	666	—	—%
Ito Family Trust(10)	381	*	381	—	—%
James F. Reddoch(11)	381	*	381	—	—%
The John M. Mackay and Anna L. Mejia Joint Revocable Living Trust dated May 11, 2012(12)	381	*	381	—	—%
Alexander Goor	335	*	335	—	—%
Paul Jones	286	*	286	—	—%
Lorraine Spiegel Schumacher	268	*	268	—	—%
Jeffrey Ravetch	251	*	251	—	—%
Stephen Spiegel	249	*	249	—	—%
Srikanth Reddy	218	*	218	—	—%
Herzel and Rivka Mor	101	*	101	—	—%
Kazuaki Tsutsumi	77	*	77	—	—%
YiLing Chen-Josephson(13)	67	*	67	—	—%
Douglas Gary Lichtman	67	*	67	—	—%
Jonathan M. Spiegel	67	*	67	—	—%
Christopher James Loving	58	*	58	—	—%
Ryan Osamu Perovich	58	*	58	—	—%
Anand Surapaneni	58	*	58	—	—%
Christopher J. Fosse	48	*	48	—	—%
Yoichi Suhama	48	*	48	—	—%
Bradley Tanaka	48	*	48	—	—%
Atsushi Yoshida	48	*	48	—	—%
William C. Wu	34	*	34	—	—%
Benjamin I. Goldberg	17	*	17	—	—%
Daniel J. Goor	17	*	17	—	—%
Ronald Avner Weiner	17	*	17	—	—%

*    Represents less than 1% of outstanding common shares.

(1)    Represents the amount of common shares that will be held by the selling shareholders after completion of all offerings pursuant to this prospectus based on the assumptions that (a) all common shares registered for sale by the registration statement of which this prospectus forms a part will be sold and (b) that no other common shares are acquired or sold by the selling shareholders prior to completion of such offerings. However, the selling shareholders may sell all, some or none of the common shares offered pursuant to this prospectus and may sell some or all of their common shares pursuant to an exemption from the registration provisions of the Securities Act. Percentages based on 61,918,940 common shares outstanding as of March 1, 2021.
(2) John W. Childs is a director of Biohaven.

(3) The board of directors of PeptiDream, Inc. has voting and investment control over the common shares held by PeptiDream, Inc. Kiichi Kubota, Patrick C. Reid, Keiichi Masuya, Kiyofumi Kaneshiro, Michio Sasaoka, Toshio Nagae and Yukinori Hanafusa are members of the board of directors of PeptiDream, Inc. and may be deemed beneficial owners of the common shares held by PeptiDream, Inc.

(4)    David F. Swensen, as the Chief Investment Officer of Yale University, has voting and investment control of the common shares held by Yale University as an authorized person. David F. Swensen does not have beneficial ownership for such shares in his personal capacity. Biohaven has entered into certain license agreements with Yale University, which are described in more detail in Biohaven’s Annual Report on Form 10-K for the year ended December 31, 2020.

(5)    Jonathan M. Spiegel and Kathryn Picanso are the trustees of The David A. Spiegel Family Trust - 2016 and have voting and investment control over the common shares held by The David A. Spiegel Family Trust - 2016.

(6) David M. Wurzer is the Executive Vice President and Chief Investment Officer of Connecticut Innovations, Inc. and has voting and investment power with respect to the common shares held by Connecticut Innovations, Inc. This holder is shown in the Company's register of members as CT Innovations, and CT Innovations will be the selling shareholder for the purposes of this Registration Statement.

(7)    Adam C. Martin is the trustee of Kura Capital Trust and has voting and investment control over the common shares held by Kura Capital Trust.

(8) Jerome Shapiro is the sole manager of Jerome Shapiro LLC and has voting and investment control over the common shares held by Jerome Shapiro LLC.

(9) This holder is shown in the Company's register of members as Dexzo LLC (Louis Marotti M.D. PH. D.), and Dexzo LLC (Louis Marotti M.D. PH. D.) will be the selling shareholder for the purposes of this Registration Statement.

(10) Hiroshi Ito and Miho Ito are the trustees of the Ito Family Trust and have voting and investment control over the common shares held by the Ito Family Trust.

(11) James F. Reddoch is an Executive Vice President, Co-Head of Research & Investments, at Royalty Pharma. Biohaven has entered into two funding agreements with Royalty Pharma in 2018 and 2020, which are described in more detail in Biohaven’s Annual Report on Form 10-K for the year ended December 31, 2020.

(12) John Mackay and Anna Lea Mackay-Mejia are the trustees of The John M. Mackay and Anna L. Mejia Joint Revocable Living Trust dated May 11, 2012 and have voting and investment control over the common shares held by The John M. Mackay and Anna L. Mejia Joint Revocable Living Trust.

(13) This holder is shown in the Company's register of members as YiLing Chen-Josephson and Eric Charlson, and YiLing Chen-Josephson and Eric Charlson as joint tenants will be the selling shareholders for the purposes of this Registration Statement.

None of the selling shareholders has held any position or office or had any other material relationship with us or any of our predecessors or affiliates within the past three years other than as a result of the ownership of our securities, except as described in the footnotes above or in connection with the Kleo Agreement.

PLAN OF DISTRIBUTION
Any selling shareholder may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:
•at a fixed price or prices, which may be changed;
•at market prices prevailing at the time of sale;
•at prices related to such prevailing market prices; or
•at negotiated prices.
Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.
If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.
If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, the applicable selling shareholder, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.
Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We or any selling shareholder may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.
To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their option to purchase additional securities, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
If indicated in the applicable prospectus supplement, underwriters or other persons acting as agents may be authorized to solicit offers by institutions or other suitable purchasers to purchase the securities at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the united states to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.
Any selling shareholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of common shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of our common shares. In addition, any selling shareholder may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

VALIDITY OF SECURITIES
Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities in respect of which this prospectus is being delivered and certain other matters of British Virgin Islands law will be passed upon for us by Maples and Calder, our special British Virgin Islands counsel, and certain matters of New York law will be passed upon for us by Sullivan & Cromwell LLP, New York, New York.

EXPERTS
Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020, and the effectiveness of our internal control over financial reporting as of December 31, 2020, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.
The financial statements as of December 31, 2019 and for each of the two years in the period ended December 31, 2019 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.